UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.     )
Filed by the Registrant  ⌧
Filed by a Party other than the Registrant  ◻
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◻	Preliminary Proxy Statement	◻	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
◻	Definitive Proxy Statement
☒	Definitive Additional Materials
◻	Soliciting Material Pursuant to §240.14a-12
Humana Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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◻	Fee paid previously with preliminary materials.
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Humana Inc.
500 W. Main Street
Louisville, Kentucky 40202

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, APRIL 23, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Humana Inc. (the “Company”), dated March 4, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, April 23, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about March 24, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2020

To the Stockholders of HUMANA INC.:

Due to the ongoing public health impact of the coronavirus disease 2019 (COVID-19) outbreak and to support the health and well-being of our associates and stockholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders of Humana Inc. (the “Company”) has been changed. As previously announced, the Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, April 23, 2020 at 9:30 a.m., Eastern Time. In light of public health concerns regarding the COVID-19 outbreak, the Annual Meeting will be held in a virtual meeting format only, via live webcast. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on February 24, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/HUM2020, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

                                  By Order of the Board of Directors,

Joseph M. Ruschell
Associate Vice President, Assistant General Counsel
& Corporate Secretary
March 24, 2020

The Annual Meeting on April 23, 2020 at 9:30 a.m. Eastern Time will be accessible at www.virtualshareholdermeeting.com/HUM2020. Our proxy statement and Annual Report may be accessed via the Investor Relations section on our website at www.humana.com. We encourage you to visit our website. From the www.humana.com website, click on “Investor Relations,” and then click on the report you wish to review under the “SEC Filings and Financial Reports” subcategory. Additionally, you may access our proxy materials at www.proxyvote.com.